431873v1
                                                                    Exhibit 10.1

                       FNB FINANCIAL SERVICES CORPORATION
                                AND SUBSIDIARIES

                                CHANGE OF CONTROL
                                 SEVERANCE PLAN


      This  Change  of  Control   Severance  Plan  of  FNB  Financial   Services
Corporation and its Subsidiaries is effective as of the date set forth below.

      Section 1. Definitions.  When used herein,  the following terms shall have
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the meanings ascribed to them below:

      a. "Bank" shall mean FNB Southeast, a North Carolina commercial bank, and any successor thereto.

      b. "Change of Control" shall mean (i) a combination or merger of the Corporation, (ii) the acquisition of more than ten percent (10%) of the Corporation's outstanding Voting Shares by a Person in a single transaction or a series of transactions, or (iii) a purchase or sale of a substantial portion of the assets of the Corporation or a Subsidiary thereof (a purchase or sale of 20% or more of the total assets of the Corporation or a Subsidiary thereof) as of the end of the most recent quarterly period of the Corporation being deemed as "substantial"), in each case, as applicable, which requires the approval of, or notice to and the absence of objection by, (x) any federal or state regulatory authority of banks, savings banks, savings and loan associations or their holding companies, (y) the Federal Trade Commission or the Anti-Trust Division of the United States Department of Justice, or (z) the shareholders of the Corporation, but excluding any reorganization, share acquisition, merger, purchase or sale of assets, or combination the result of which would be (1) the Continuing Directors of the Corporation immediately prior to the time such transaction becomes effective would constitute a majority of the Board of Directors of the Corporation (or its successor) upon the effectiveness of such transaction, and (2) the beneficial owners of the outstanding Voting Shares immediately prior to the time such transaction becomes effective would be the beneficial owners of a majority of the Voting Shares of the Corporation (or its successor) upon the effectiveness of such transaction.

      c. "Cause" shall mean (i) the willful and continued failure of a Senior Officer to perform substantially his or her assigned duties, other than any failure resulting from disability (as defined in the Bank's disability insurance programs), after a written demand for substantial performance is delivered to the Senior Officer by the officer to whom he or she directly reports which specifically identifies the manner in which the Senior Officer has not substantially performed his or her duties, (ii) the willful


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            engagement  by the Senior  Officer  in illegal or gross  misconduct,
            (iii) continued insubordination by the Senior Officer with respect to directives of the officer to whom he or she directly reports, or
            (iv) a willful act by the Senior Officer which constitutes a material breach of his or her fiduciary duty to his or her employer.

      d. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with any Related Person and was a member of the Board of Directors prior to the time that any Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

      e. "Corporation" shall mean FNB Financial Services Corporation, a North Carolina corporation and a financial holding company, and any successor thereto.

      f. "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, a business trust, an unincorporated organization or a similar entity, and shall include a syndicate or any group of the foregoing formed or acting together in concert for the purpose of acquiring, holding or disposing of the equity securities or assets of the Corporation or any Subsidiary thereof.

      g.    "Plan" shall mean this Change of Control Severance Plan.

      h.    "Related   Person"  shall  mean  any  Person   (together   with  its
            "affiliates" and "associates," as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act")) which as of the date of its offer with respect to a Business Combination is a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) in the aggregate of ten percent (10%) or more of the outstanding Voting Shares of the Corporation. A Related Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the beneficial owner thereof.

      i. "Senior Officer" shall mean an officer of the Corporation, the Bank and/or a Subsidiary of either (i) who has attained and continues to hold the office of Senior Vice President or a higher office and who, as a result, has had access to his or her employer's confidential and proprietary information and has participated in its strategic planning, or (ii) who, because of his or her access to confidential and proprietary information, level of duties and responsibilities, and other employment characteristics, has been designated by the Board of Directors of the Corporation (or a committee thereof to whom the Board of Directors delegates such authority) as a Senior Officer for purposes of this Plan; provided, however, that any such officer who is a party to a written employment agreement with the Corporation, the Bank and/or a Subsidiary of either that provides


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            for  severance   payments  to  him  or  her  in  connection  with  a
            transaction generally similar to a Change of Control shall not be deemed a Senior Officer and shall not be eligible to participate in this Plan.

      j. "Subsidiary" shall mean any Person of which the Person in question owns not less than fifty percent (50%) of any class of equity securities, directly or indirectly.

      k. "Voting Shares" shall mean any shares of the authorized stock of the Corporation entitled to vote generally in the election of directors.

      Additional capitalized terms in this Plan shall have the meanings ascribed to them upon their first usage.

      Section 2.  Termination  Events.  Each of the  following  events  shall be
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deemed a "Termination Event."

      a. The termination of the employment of a Senior Officer without Cause after the first to occur of (i) the public announcement of a proposed transaction that would constitute a Change of Control if consummated and (ii) the execution by the Corporation of a letter of intent, agreement in principle or definitive agreement with respect to a transaction that would constitute a Change of Control if consummated, but before the consummation of such Change of Control transaction.

      b. The termination of the employment of a Senior Officer without Cause after the consummation of a Change of Control transaction but on or before the first anniversary thereof.

      c. The resignation from employment by a Senior Officer after the consummation of a Change of Control transaction, but on or before the first anniversary thereof, after being offered terms of employment providing, or suffering a demotion causing, (i) his or her annual base salary to be less than his or her annual base salary as of the consummation of the Change of Control transaction, (ii) his or her level of participation (in terms of amounts of compensation attainable) in incentive plans, bonus plans and/or stock-based compensation plans to be less than his or her level of participation as of the consummation of the Change of Control transaction, (iii) his or her primary business location to be a distance of twenty (20) or more miles farther from his or her place of residence than the distance existing as of the consummation of the Change of Control transaction, or (iv) his or her duties and responsibilities as of the consummation of the Change of Control transaction to be materially diminished.

       Section 3.  Severance Payments.
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      a.    In the event of the  occurrence of a Termination  Event with respect to a Senior Officer, and subject to the provisions of Section 4, such Senior Officer shall be entitled to receive as a severance


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            payment, and not as compensation for continued employment, a Monthly
            Payment on the Bank's regular payroll payment date for each calendar month for the number of calendar months specified below; provided, however, that if the period during which Monthly Payments are to be made under the preceding portion of this sentence would extend beyond the last day of February of the calendar year following the calendar year in which the applicable Termination Event occurred ("End Date"), the sum of Monthly Payments due to such Senior Officer shall be divided by the number of regular payroll payment dates occurring between the Termination Date and the End Date and the dividend of such division shall be the amount paid to the Senior Officer on each such regular payroll payment date. "Monthly Payment" shall mean an amount equal to one-twelfth (1/12) of the Senior Officer's annual base salary as of the date of such Termination Event.

            i. If Employed for less than three (3) Years - six (6) Monthly Payments.

            ii. If Employed for three (3) or more Years but less than five (5) Years - nine (9) monthly payments.

            iii. If Employed for five (5) or more Years but less than ten (10) Years - twelve (12) Monthly Payments.

            iv.   If Employed  for ten (10) or more Years but less than  fifteen
                  (15) Years - eighteen (18) Monthly Payments.

            v. If Employed fifteen (15) or more Years - twenty-four (24) Monthly Payments.

            "Employed" shall mean continuous employment by the Corporation, the Bank and/or any Subsidiary of either whether contemporaneously or in series (e.g. by a Subsidiary and then by the Bank without a break in employment). "Year" shall mean each continuous twelve (12) month period in which the Senior Officer works at least 1,000 hours. The Corporation's Board of Directors (or a committee thereof to whom the Board of Directors delegates such authority), in it sole discretion, shall determine the number of Years a Senior Officer has been Employed and may, but shall not be required to, take into consideration periods of disability, leave or other similar circumstances.

            It is not intended that a Senior Officer who is receiving Monthly Payments be deemed to be an employee of the Corporation, the Bank or a Subsidiary of either during the period he or she is receiving Monthly Payments. Monthly Payments shall be subject, however, to such withholdings and deductions as the Corporation shall determine are required by governing laws or regulations.

      b. Notwithstanding the provisions of Section 3(a), the Board of Directors of the Corporation may elect to increase the number of Monthly Payments which will be made to a Senior Officer within any


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            of the  categories  set forth in items (i)  through  (v) of  Section
            3(a). Any such increase shall be reflected in a writing authorized by the Board and executed by the President of the Corporation or the Bank.

      c. Notwithstanding the foregoing provisions of this Section 3, in the event that following a Termination Event and during the period a Senior Officer is receiving Monthly Payments the Senior Officer is re-employed (whether as a Senior Officer or not) or engaged as an independent consultant by the Corporation, the Bank and/or a Subsidiary of either, then each Monthly Payment to which such re-employed or engaged Senior Officer is thereafter entitled to receive shall be reduced by the amount of base salary or independent contractor compensation received by such Senior Officer for such calendar month.

      Section  4.  Covenants.  As a  condition  to the  payment  of the  Monthly
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Payments  to the  Senior  Officer  and in  consideration  of his or her right to receive Monthly Payments, the Senior Officer shall be deemed to have made the following covenants.

      (a) During each calendar month in which the Senior Officer receives a Monthly Payment (each a "Restricted Month"), the Senior Officer shall not, within the geographic areas composed of the circles surrounding the then existing offices of the Corporation, the Bank or a Subsidiary of either, with each circle having the applicable office as its center point and a radius of twenty-five (25) miles (the "Territory"), directly or indirectly, in any capacity, render his or her services to, or engage or have a financial interest in, any business that shall be competitive with any of the banking, financial, mortgage banking, mortgage brokerage, or investment services activities in which the Corporation, the Bank and/or any Subsidiary of either (the "FNB Group") is then engaged (collectively, the "Business Services"); provided, however, that Senior Officer's ownership of less than two percent (2%) of the outstanding securities of any Person engaged in Business Services that has a class of securities listed on a securities exchange or qualified for quotation on any over-the-counter market shall not be a violation of the foregoing.

      (b) During each Restricted Month, within the Territory the Senior Officer shall not, directly or indirectly, individually or on behalf of any Person (other than a member of the FNB Group) offer to provide Business Services to any Person who is or was (i) a customer of any member of the FNB Group during any part of the twelve (12) month period immediately prior to the first Restricted Month, or
            (ii) a potential customer to whom any member of the FNB Group offered to provide Business Services during any part of the twelve
            (12) month period immediately prior to the first Restricted Month.

      (c) During each Restricted Month, the Senior Officer shall not, directly or indirectly, individually or on behalf of any other Person, solicit, recruit or entice, directly or indirectly, any employee of any member of the FNB Group to leave the employment of such member


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            to work with the Senior  Officer  or with any  Person  with whom the
            Senior Officer is or becomes affiliated or associated.

      (d) The foregoing covenants are reasonable in their time, territory and scope.

      (e) The foregoing covenants shall be construed as separate and independent covenants. Should any part or provision of any such covenant be held invalid, void or unenforceable by any court of competent jurisdiction, no other part or provision of any other of the foregoing covenants shall be deemed invalid, void or unenforceable as a result. If any part or portion of any of the foregoing covenants is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, the otherwise invalid or unenforceable part or provision shall be reformed, or a new enforceable part or provision provided, so as to most closely effectuate the covenant as is validly possible.

      (f) In the event the Senior Officer breaches any of the foregoing covenants, then (i) the Corporation and the Bank shall be entitled to recover from the Senior Officer all Monthly Payments paid to him or her subsequent to the breach and (ii) the Senior Officer's rights to all Monthly Payments due after the breach and not yet paid shall be rescinded and of no further effect. In addition, the Corporation and the Bank shall be entitled to seek to enjoin further breaches by such Senior Officer and to obtain such other and further relief at law or in equity as a court may deem proper.

      Section 5. Prior  Policies and Plans.  All change of control  policies and
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plans for  executive  and other  senior  officers of the  Corporation,  the Bank and/or any Subsidiary of either other than this Plan are revoked, rescinded and of no further effect as of the effective date of this Plan.

      Section 6.  Effective Date.  This Plan is effective as of May 19, 2005.
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      Section 7. Amendment and Rescission.  This Plan may be amended at any time
      ---------  ------------------------
or from time to time and may be rescinded at any time by actions of the Board of Directors of the Corporation; provided, however, that after the earlier to occur of (a) the public announcement of a proposed transaction that would constitute a Change of Control if consummated and (b) the execution by the Corporation of a letter of intent, agreement in principle or definitive agreement with respect to a transaction that would constitute a Change of Control if consummated, this Plan may not be rescinded and may not be amended in any manner that would diminish the benefits receivable by Senior Officers under this Plan or that would eliminate any Senior Officer from participation in this Plan; provided, further, however, that if the Corporation's Board of Directors determines that a proposed Change of Control transaction will not be consummated, then, other than with respect to Senior Officers suffering a Termination Event described in
Section 2.a., this Plan thereafter may be amended at any time or from time to time or may be rescinded at any time by the Board of Directors of the Corporation.